    As filed with the Securities and Exchange Commission on January 3, 2003.
                                                     Registration No. 333-100564

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            POST-EFFECTIVE AMENDMENT
                                      NO. 2
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933*
                              Cardinal Health, Inc.
             (Exact name of registrant as specified in its charter)

                      Ohio                                                      31-0958666
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

        7000 Cardinal Place, Dublin, Ohio                                          43017
    (Address of Principal Executive Offices)                                    (Zip Code)

 SYNCOR INTERNATIONAL CORPORATION 1990 MASTER STOCK INCENTIVE PLAN, AS AMENDED
                                  AND RESTATED

   NON-EMPLOYEE DIRECTOR 1995 STOCK INCENTIVE AWARD AGREEMENT BETWEEN SYNCOR
      INTERNATIONAL CORPORATION AND GEORGE S. OKI, DATED JANUARY 24, 1995

   NON-EMPLOYEE DIRECTOR 1995 STOCK INCENTIVE AWARD AGREEMENT BETWEEN SYNCOR
     INTERNATIONAL CORPORATION AND ARNOLD SPANGLER, DATED JANUARY 24, 1995

   NON-EMPLOYEE DIRECTOR 1995 STOCK INCENTIVE AWARD AGREEMENT BETWEEN SYNCOR
      INTERNATIONAL CORPORATION AND STEVEN B. GERBER, DATED APRIL 29, 1996

   NON-EMPLOYEE DIRECTOR 1995 STOCK INCENTIVE AWARD AGREEMENT BETWEEN SYNCOR
      INTERNATIONAL CORPORATION AND GAIL R. WILENSKY, DATED APRIL 29, 1996

  SYNCOR INTERNATIONAL CORPORATION NEW EMPLOYEE STOCK OPTION PLAN, AS AMENDED

  SYNCOR INTERNATIONAL CORPORATION UNIVERSAL PERFORMANCE EQUITY PARTICIPATION
                                PLAN, AS AMENDED

SYNCOR INTERNATIONAL CORPORATION 1999 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

     NONQUALIFIED STOCK OPTION AWARD AGREEMENT BETWEEN SYNCOR INTERNATIONAL
           CORPORATION AND ROBERT G. FUNARI, DATED FEBRUARY 24, 1999

 SYNCOR INTERNATIONAL CORPORATION 2000 MASTER STOCK INCENTIVE PLAN, AS AMENDED

                            (Full title of the plans)


                                Paul S. Williams
           Executive Vice President, Chief Legal Officer and Secretary
                              Cardinal Health, Inc.
                               7000 Cardinal Place
                               Dublin, Ohio 43017
                     (Name and address of agent for service)

                                 (614) 757-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum      Proposed maximum
Title of securities to       Amount to be         offering price      aggregate offering        Amount of
     be registered           registered(1)           per share               price            registration fee
Common Shares, without
par value                     3,180,000                (2)                   (2)                   (2)

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.

(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of (a) the preliminary proxy materials on Schedule 14A filed by Syncor International Corporation on July 18, 2002 and (b) the Registrant's Form S-4 Registration Statement (333-100564) on October 16, 2002.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

         Cardinal Health, Inc. (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-100564) (the "Form S-4") by filing this Post-Effective Amendment No. 2 on Form S-8 ("Amendment No. 2") with respect to up to 3,180,000 of the Registrant's common shares, without par value ("Common Shares"), issuable in connection with the following plans (collectively, the "Plans") of Syncor International Corporation, a Delaware corporation ("Syncor"):

         (a) Syncor International Corporation 1990 Master Stock Incentive Plan, as Amended and Restated;

         (b) Syncor International Corporation New Employee Stock Option Plan, as amended;

         (c) Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and George S. Oki, dated January 24, 1995;

         (d) Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and Arnold Spangler, dated January 24, 1995;

         (e) Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and Steven B. Gerber, dated April 29, 1996;

         (f) Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor International Corporation and Gail R. Wilensky, dated April 29, 1996;

         (g) Syncor International Corporation Universal Performance Equity Participation Plan, as amended;

         (h) Syncor International Corporation 1999 Non-Employee Director Stock Incentive Plan;

         (i) Nonqualified Stock Option Award Agreement between Syncor International Corporation and Robert G. Funari, dated February 24, 1999; and

         (j) Syncor International Corporation 2000 Master Stock Incentive Plan, as amended.

All such Common Shares were previously included in the Form S-4.

        On January 1, 2003, Mudhen Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Mudhen"), was merged with and into Syncor (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of June 14, 2002 (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 22, 2002, and Amendment No. 2 to Agreement and Plan of Merger, dated as of December 3, 2002, the "Merger Agreement"), among the Registrant, Mudhen and Syncor. Pursuant to the Merger Agreement, each outstanding share of Syncor Common Stock was converted into 0.47 Common Shares of the Registrant (the "Exchange Ratio"), and all outstanding options to purchase Syncor Common Stock under the Plans (the "Syncor Options") were converted into options to purchase Common Shares of the Registrant. Participants in the Plans will receive upon exercise of Syncor Options in lieu of Syncor Common Stock that number of Common Shares of the Registrant equal to the number of shares of Syncor Common Stock issuable immediately prior to the effective time of the Merger upon exercise of a Syncor Option multiplied by the Exchange Ratio, with an exercise price for such option equal to the exercise price that existed under the corresponding Syncor Option divided by the Exchange Ratio.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in (a) through (d) below are incorporated by reference in this registration statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the Securities and Exchange Commission (the "Commission") on September 30, 2002 (the "Form 10-K"), including the information contained in the Company's Proxy Statement dated October 10, 2002 for its Annual Meeting of Shareholders held on November 6, 2002 that has been incorporated by reference in the Form 10-K;

       (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 filed with the Commission on November 14, 2002;

       (c) The Company's Current Reports on Form 8-K filed with the Commission on October 22, 2002, November 6, 2002, December 13, 2002 and January 2, 2003; and

       (d) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act.

        As previously disclosed in the Company's Form 8-K filed on May 9, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants and announced that the Company had appointed Ernst & Young LLP to replace Arthur Andersen LLP as its independent public accountants. On July 3, 2002, Arthur Andersen LLP publicly announced that it has commenced the closure of its Columbus, Ohio office. Solely due to the closure of Arthur Andersen LLP's Columbus office, after reasonable efforts, the Company has been unable to obtain Arthur Andersen LLP's written consent to name Arthur Andersen LLP as experts or to include Arthur Andersen LLP's reports on the Company's financial statements which are incorporated by reference into this registration statement. Under these circumstances, this registration statement is permitted to be filed without a written consent from Arthur Andersen LLP in accordance with Rule 437a of the Securities Act of 1933, as amended (the "Securities Act"). The absence of this consent may limit recovery against Arthur Andersen LLP under Section 11 of the Securities Act. In addition, as a practical matter, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and other services to the Company and Arthur Andersen LLP's other clients) may be limited due to the recent events regarding Arthur Andersen LLP, including without limitation its conviction on federal obstruction of justice charges arising from the federal government's investigation of Enron Corp.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

        The legality of the Common Shares offered hereby has been passed upon for the Company by Amy H. Hunsaker, Assistant General Counsel, Securities and Corporate Governance, of the Company. Ms. Hunsaker is paid a salary by the Company and she participates in various employee benefit plans offered to its employees generally. Ms. Hunsaker holds Common Shares of the Company, as well as vested and unvested options to purchase Common Shares of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors and other persons.

        Article 6 of the Company's Restated Code of Regulations, as amended ("Code of Regulations"), contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith.

        The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee, or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise; and (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to indemnification for that proceeding under the agreement. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Exchange Act or provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of the Company); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.

        The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

ITEM 8.  EXHIBITS.

Exhibit Number        Description of Exhibit
--------------        ----------------------

5                     Opinion of Amy H. Hunsaker as to legality of the Common Shares being registered

23(a)                 Consent of Ernst & Young LLP

23(b)                 Solely due to the closure of Arthur Andersen LLP's Columbus, Ohio office, after reasonable efforts, the Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated
                      July 21, 2001.

23(c)                 Consent of PricewaterhouseCoopers LLP

23(d)                 Consent of Amy H. Hunsaker (included in opinion filed as Exhibit 5 hereto)

24                    Power of Attorney (1)

99(a)                 Syncor International Corporation 1990 Master Stock Incentive Plan, as
                      Amended and Restated (2), (3) and (4)

99(b)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and George S. Oki, dated January 24, 1995 (5)

99(c)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and Arnold Spangler, dated January 24, 1995 (5)

99(d)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and Steven B. Gerber, dated April 29, 1996 (6)

99(e)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and Gail R. Wilensky, dated April 29, 1996 (6)

99(f)                 Syncor International Corporation New Employee Stock Option Plan, as amended
                      (4), (7) and (8)

99(g)                 Syncor International Corporation Universal Performance Equity Participation
                      Plan, as amended (3), (4) and (9)

99(h)                 Syncor International Corporation 1999 Non-Employee Director Stock Incentive
                      Plan (10)

99(i)                 Nonqualified Stock Option Award Agreement between Syncor International
                      Corporation and Robert G. Funari dated February 24, 1999 (11)

99(j)                 Syncor International Corporation 2000 Master Stock Incentive Plan, as
                      amended (4), (12) and (13)



(1)  Previously filed as an exhibit to the Form S-4 on October 16, 2002.

(2) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-8640) and incorporated herein by reference.

(3) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-8640) and incorporated herein by reference.

(4) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 0-8640) and incorporated herein by reference.

(5) Included as an exhibit to Syncor's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-8640) and incorporated herein by reference.

(6) Included as an exhibit to Syncor's Registration Statement on Form S-8 dated December 20, 1996 (File No. 333-18375) and incorporated herein by reference.

(7) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (File No. 0-8640) and incorporated herein by reference.

(8) Included as an exhibit to Syncor's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-8640) and incorporated herein by reference.

(9) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-8640) and incorporated herein by reference.

(10) Included as an exhibit to Syncor's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-8640) and incorporated herein by reference.

(11) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-8640) and incorporated herein by reference.

(12) Included as an exhibit to Syncor's Proxy Statement on Schedule 14A dated May 12, 2000 (File No. 0-8640) and incorporated herein by reference.

(13) Included as an exhibit to Syncor's Proxy Statement on Schedule 14A dated May 14, 2001 (File No. 0-8640) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

A.    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 3rd day of January, 2003.



                                      CARDINAL HEALTH, INC.



                                      By: /s/ Richard J. Miller
                                         ---------------------------------------
                                         Richard J. Miller, Executive Vice
                                         President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Form S-4 has been signed by the following persons in the capacities indicated on the 3rd day of January, 2003.


Signature                                          Title
---------                                          -----

                  *                                Chairman, Chief Executive
------------------------------------               Officer (principal executive officer) and
Robert D. Walter                                   Director


 /s/ Richard J. Miller                             Executive Vice President, Chief
------------------------------------               Financial Officer and Principal Accounting
Richard J. Miller                                  Officer (principal financial officer and
                                                   principal accounting officer)


                  *                                Director
------------------------------------
William E. Bindley

                  *                                Director
------------------------------------
Dave Bing

                  *                                Director
------------------------------------
George H. Conrades

                  *                                Director
------------------------------------
John F. Finn

                  *                                Director
------------------------------------
Robert L. Gerbig

                  *                                Director
------------------------------------
John F. Havens

                  *                                Director
------------------------------------
J. Michael Losh

                  *                                Director
------------------------------------
John B. McCoy

                  *                                Director
------------------------------------
Richard C. Notebaert

                  *                                Director
------------------------------------
Michael D. O'Halleran

                  *                                Director
------------------------------------
David W. Raisbeck

                  *                                Director
------------------------------------
Jean G. Spaulding, M.D.

                  *                                Director
------------------------------------
Matthew D. Walter


*By: /s/ Paul S. Williams
    --------------------------------
        Paul S. Williams
        Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number        Description of Exhibit
--------------        ----------------------

5                     Opinion of Amy H. Hunsaker as to legality of the Common Shares being registered

23(a)                 Consent of Ernst & Young LLP

23(b)                 Solely due to the closure of Arthur Andersen LLP's Columbus, Ohio office, after reasonable efforts, the Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated
                      July 21, 2001.

23(c)                 Consent of PricewaterhouseCoopers LLP

23(d)                 Consent of Amy H. Hunsaker (included in opinion filed as Exhibit 5 hereto)

24                    Power of Attorney (1)

99(a)                 Syncor International Corporation 1990 Master Stock Incentive Plan, as
                      Amended and Restated (2), (3) and (4)

99(b)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and George S. Oki, dated January 24, 1995 (5)

99(c)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and Arnold Spangler, dated January 24, 1995 (5)

99(d)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and Steven B. Gerber, dated April 29, 1996 (6)

99(e)                 Non-Employee Director 1995 Stock Incentive Award Agreement between Syncor
                      International Corporation and Gail R. Wilensky, dated April 29, 1996 (6)

99(f)                 Syncor International Corporation New Employee Stock Option Plan, as amended
                      (4), (7) and (8)

99(g)                 Syncor International Corporation Universal Performance Equity Participation
                      Plan, as amended (3), (4) and (9)

99(h)                 Syncor International Corporation 1999 Non-Employee Director Stock Incentive
                      Plan (10)

99(i)                 Nonqualified Stock Option Award Agreement between Syncor International
                      Corporation and Robert G. Funari dated February 24, 1999 (11)

99(j)                 Syncor International Corporation 2000 Master Stock Incentive Plan, as
                      amended (4), (12) and (13)

(1)  Previously filed as an exhibit to the Form S-4 on October 16, 2002.

(2) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-8640) and incorporated herein by reference.

(3) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-8640) and incorporated herein by reference.

(4) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 0-8640) and incorporated herein by reference.

(5) Included as an exhibit to Syncor's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-8640) and incorporated herein by reference.

(6) Included as an exhibit to Syncor's Registration Statement on Form S-8 dated December 20, 1996 (File No. 333-18375) and incorporated herein by reference.

(7) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (File No. 0-8640) and incorporated herein by reference.

(8) Included as an exhibit to Syncor's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-8640) and incorporated herein by reference.

(9) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-8640) and incorporated herein by reference.

(10) Included as an exhibit to Syncor's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-8640) and incorporated herein by reference.

(11) Included as an exhibit to Syncor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-8640) and incorporated herein by reference.

(12) Included as an exhibit to Syncor's Proxy Statement on Schedule 14A dated May 12, 2000 (File No. 0-8640) and incorporated herein by reference.

(13) Included as an exhibit to Syncor's Proxy Statement on Schedule 14A dated May 14, 2001 (File No. 0-8640) and incorporated herein by reference.